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                                                                     EXHIBIT 99

Lenders
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 1.   The Chase Manhattan Bank

 2.   ABN AMRO Bank, N.V. - Houston Agency

 3.   Australia and New Zealand Banking Group Limited

 4.   Bank of America Illinois

 5.   Bank of Montreal

 6.   The Bank of New York

 7.   The Bank of Nova Scotia, Atlanta Agency

 8.   The Bank of Tokyo-Mitsubisi, Ltd.

 9.   Banque Nationale de Paris, Houston Agency

10.   Barclays Bank PLC

11.   Bayerische Vereinsbank AG, Los Angeles Agency

12.   Caisse Nationale de Credit Agricole

13.   CIBC Inc.

14.   Citibank, N.A.

15.   Commerzbank Aktiengesellschaft, Atlanta Agency,

16.   Credit Lyonais New York Branch

17.   Credit Suisse

18.   The Dia-Ichi Kangyto Bank, Ltd.

19.   Deutshce Bank AG New York and/or
      Cayman Islands Branches

20.   Dresdner Bank AG, New York Branch

21.   First National Bank of Boston

22.   The First National Bank of Chicago




















































































































































































































































































































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23.   The Fuji Bank, Limited-Houston Agency

24.   The Industrial Bank of Japan Trust Company

25.   Kredietbank N.V., Grand Cayman Branch

26.   The Long-term Credit Bank of Japan, Ltd.

27.   Mellon Bank, N.A.

28.   Morgan Guaranty Trust Company of New York

29.   National Westminster Bank Plc

30.   NationsBank of Texas, N.A.

31.   Norinchukin Bank, New York Branch

32.   PNC Bank, National Association

33.   Royal Bank of Canada

34.   The Sakura Bank, Limited - New York Branch

35.   The Sanwa Bank Limited, Dallas Agency

36.   Societe Generale

37.   The Sumitomo Bank, Limited, Houston Agency

38.   The Tokai Bank, Limited, New York Branch

39.   Toronto Dominion (Texas), Inc.

40.   Union Bank of Switzerland, Houston Agency

41.   The Yasuda Trust & Banking Co., Ltd.


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